Exhibit 99.1

Portsmouth Square, Inc. Reports Q1 FY2026 Results; Hotel KPIs Up, Continued Stabilization in San Francisco, and ~$10.1 Million in Cash & Restricted Cash

Los Angeles, CA — November 17, 2025 Portsmouth Square, Inc. (“Portsmouth” or the “Company”) (OTC: PRSI) reported results for the three months ended September 30, 2025. Management continues to conclude that the prior going-concern doubt was alleviated as of June 30, 2025 following the refinancing completed on March 28, 2025, and that no substantial doubt exists for at least twelve months from the issuance date of the Company’s financial statements.

Fiscal Q1 2026 Highlights (vs. Q1 FY2025)

●	GAAP net loss: ($2,585,000) (vs. ($1,872,000)).
●	Hotel revenue: $12,418,000 (vs. $11,820,000; +5.1% YoY).
●	Hotel operating income before interest, depreciation & amortization: $1,937,000 (vs. $3,028,000).
●	Hotel KPIs: ADR $218 (+3.8% YoY), occupancy 95% (-1 pt), RevPAR $207 (+2.5% YoY).
●	See GAAP-to-non-GAAP reconciliation of Net loss to EBITDA below (presented with GAAP prominence).
●	As presented in the Condensed Consolidated Statements of Cash Flows, cash, cash equivalents and restricted cash at September 30, 2025 totaled $10,131,000.

Hotel Revenues & Expenses Detail (Segment)

Hotel revenues (by category):

●	Rooms: $10,428,000 (vs. $10,110,000; +3.1% YoY)
●	Food & beverage: $912,000 (vs. $733,000; +24.4% YoY)
●	Garage: $900,000 (vs. $875,000; +2.9% YoY)
●	Other operating departments: $178,000 (vs. $102,000; +74.5% YoY)
●	Total hotel revenues: $12,418,000 (vs. $11,820,000; +5.1% YoY)

Hotel expenses (segment):

●	Operating expenses excluding depreciation & amortization: $10,481,000 (vs. $8,792,000; +19.2% YoY)
●	Operating income before interest, depreciation & amortization (Non-GAAP OIBDA): $1,937,000 (vs. $3,028,000; -36.0% YoY)
●	Interest expense — mortgage: $2,493,000 (vs. $2,824,000; -11.7% YoY)
●	Interest expense — related party: $872,000 (vs. $824,000; +5.8% YoY)
●	Depreciation & amortization: $874,000 (vs. $903,000; -3.2% YoY)
●	Net loss from Hotel operations (GAAP): ($2,302,000) (vs. ($1,523,000); -51.2% YoY)

Note: OIBDA is a Non-GAAP measure. GAAP income from operations can be derived as OIBDA minus depreciation & amortization. OIBDA is not a substitute for GAAP and is provided for period-over-period comparability.

CEO & President Commentary

John V. Winfield, Chairman and Chief Executive Officer, said:

“We continue to see encouraging signs of stabilization across the San Francisco hospitality market, including improving convention calendars, tourism indicators, and business travel activity. While we remain attentive to macroeconomic and geopolitical risks, the overall trajectory for the city has stabilized compared with the prior year.”

David C. Gonzalez, President, added:

“This quarter reflects a degree of stabilization. Revenue grew ~5% year over year, with ADR up ~4% and RevPAR up ~2.5%, while occupancy was essentially steady (down ~1 point). We remain focused on rate discipline, targeted cost controls, and merchandising into the convention and group calendar as San Francisco demand normalizes.”

GAAP to Non-GAAP Reconciliation (presented with GAAP prominence)

Reconciliation of Net Loss (GAAP) to EBITDA (Non-GAAP) — Three months ended September 30 (in dollars)

	Q1 FY2026 (2025)	Q1 FY2025 (2024)
Net loss (GAAP)	$(2,585,000)	$(1,872,000)
Add: Income tax expense	1,000	1,000
Add: Interest expense — mortgage	2,493,000	2,824,000
Add: Interest expense — related party	872,000	824,000
Add: Depreciation & amortization	874,000	903,000
EBITDA (Non-GAAP)	1,655,000	2,680,000

Year-over-year change (EBITDA): -38.2%.

Informational note: Interest expense includes related-party interest payable to The InterGroup Corporation of $872,000 in Q1 FY2026 and $824,000 in Q1 FY2025. These amounts are included in GAAP interest expense and in the EBITDA reconciliation above.

Non-GAAP Cautionary Statement: EBITDA is a non-GAAP financial measure defined by the Company as net income (loss) before interest expense, income tax expense (benefit), and depreciation and amortization. Management uses EBITDA to evaluate operating performance and liquidity, to compare results period-over-period, and to benchmark against peers; however, it has limitations and should not be viewed as a substitute for GAAP. The most directly comparable GAAP measure is net income (loss), which is presented above with equal or greater prominence.

KPI definitions: ADR = average room rate paid; Occupancy = rooms sold ÷ rooms available; RevPAR = ADR × Occupancy.

About

Portsmouth Square, Inc. (OTC: PRSI) owns the Hilton San Francisco Financial District, a 558-room full-service hotel with extensive meeting space, restaurant and lounge, and a five-level parking garage. The hotel operates under a franchise license with Hilton through 2030 and is managed by Aimbridge Hospitality. The Company is headquartered in Los Angeles, California.

Forward-Looking Statements

This press release contains forward-looking statements subject to risks and uncertainties, including hospitality market recovery in San Francisco, business travel trends, competitive dynamics, and macroeconomic factors. See “Forward-Looking Statements” and “Risk Factors” in the Company’s Form 10-Q for the quarter ended September 30, 2025, for additional information. The Company undertakes no obligation to update forward-looking statements except as required by law.

Investor Contact

Portsmouth Square, Inc.

1516 S. Bundy Drive, Suite 200

Los Angeles, CA 90025

(310) 889-2500